UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 24, 2013

Pennsylvania Real Estate Investment Trust
(Exact name of registrant as specified in its charter)

Commission File Number:  1-6300

Pennsylvania	23-6216339
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

The Bellevue, 200 South Broad Street, Philadelphia, PA 19102
(Address of principal executive offices, including zip code)

215-875-0700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Item 1.01 Entry into a Material Definitive Agreement

On December 24, 2013, Pennsylvania Real Estate Investment Trust (“PREIT”), PREIT Associates, L.P. (“PREIT Associates”) and PREIT-RUBIN, Inc. (“PRI” and, collectively with PREIT and PREIT Associates, the “Borrower”) entered into a binding agreement to enter into two unsecured term loans in the initial aggregate amount of $250.0 million, comprised of:

(1) a 5 Year Term Loan Agreement (the “5 Year Term Loan”) with Wells Fargo Bank, National Association, U.S. Bank National Association and the other financial institutions signatory thereto, for a $150.0 million senior unsecured 5 year term loan facility; and

(2) a 7 Year Term Loan Agreement (the “7 Year Term Loan” and, together with the 5 Year Term Loan, the “2014 Term Loans”) with Wells Fargo Bank, National Association, Capital One, National Association and the other financial institutions signatory thereto, for a $100.0 million senior unsecured 7 year term loan facility.

The Borrower also amended that certain Credit Agreement dated April 17, 2013 (the “2013 Revolving Facility”) with Wells Fargo Bank, National Association, and the other financial institutions signatory thereto, for a $400.0 million senior unsecured revolving credit facility. The amendment amends certain terms of the 2013 Revolving Facility to make those terms consistent with the terms of the 2014 Term Loans. All capitalized terms used in this Current Report on Form 8-K and not defined herein have the meanings ascribed to such terms in the 2013 Revolving Facility.

2014 Term Loans. Pursuant to PREIT’s notice and satisfaction of customary terms and conditions, the 2014 Term Loans are expected to become effective in January 2014. The maturity date of the 5 Year Term Loan would be the anniversary of the effective date in January 2019. The maturity date of the 7 Year Term Loan would be the anniversary of the effective date in January 2021.

Amounts borrowed under the 5 Year Term Loan and the 7 Year Term Loan bear interest at the rate specified below per annum, depending on PREIT’s leverage, in excess of LIBOR, with no floor, unless and until the Borrower receives an investment grade credit rating and provides notice to the Administrative Agent (the “Rating Date”), after which alternative rates would apply, as described below. In determining PREIT’s leverage (the ratio of Total Liabilities to Gross Asset Value), the capitalization rate used to calculate Gross Asset Value is 6.50% for each Property having an average sales per square foot of more than $500 for the most recent period of 12 consecutive months and (b) 7.50% for any other Property.

Level	Ratio of Total Liabilities to Gross Asset Value	5 Year Term Loan Applicable Margin	7 Year Term Loan Applicable Margin
1	Less than 0.450 to 1.00	1.35%	1.80%
2	Equal to or greater than 0.450 to 1.00 but less than 0.500 to 1.00	1.45%	1.95%
3	Equal to or greater than 0.500 to 1.00 but less than 0.550 to 1.00	1.60%	2.15%
4	Equal to or greater than 0.550 to 1.00	1.90%	2.35%

The initial rate in effect under the 5 Year Term Loan will be 1.45% per annum in excess of LIBOR. The initial rate in effect under the 7 Year Term Loan will be 1.95% per annum in excess of LIBOR.

If PREIT receives an investment grade credit rating and so notifies the lenders under the respective 2014 Term Loans, then the Applicable Margin will be determined based on PREIT’s credit rating(s) as follows:

Level	Credit Rating (S&P/Fitch/Moody’s)	5 Year Term Loan Applicable Margin	7 Year Term Loan Applicable Margin
1	BBB+/Baa1 or better	1.05%	1.55%
2	BBB/Baa2	1.20%	1.70%
3	BBB-/Baa1	1.50%	2.00%
4	Lower than BBB-/Baa1 or not rated	1.95%	2.40%

If PREIT receives credit ratings from more than one specified credit rating agency and such ratings are not equivalent, then the level will be determined as set forth under the 2014 Term Loans based on the total number of credit ratings that PREIT has received, which rating agency issued the rating and the levels of such ratings.

Under the 2014 Term Loans, there is a deferred draw feature that enables PREIT to borrow the amounts specified in each of the term loans over a period of up to one year. From the effective date until either one year later or until the maximum amount under the respective loan is borrowed (or until the lenders’ commitments are otherwise terminated), the unused portion of the 2014 Term Loans is subject to a fee of 0.20%, in the case of the 5 year Term Loan, and 0.35%, in the case of the 7 Year Term Loan, per annum. There is an additional commitment termination fee under the 7 Year Term Loan if the maximum amount is not borrowed within one year.

Prior to the Rating Date, PREIT and the subsidiaries of PREIT that either (1) account for more than 2.5% of adjusted Gross Asset Value (other than an Excluded Subsidiary), (2) own or lease an Unencumbered Property, (3) own, directly or indirectly, a subsidiary described in (2), or (4) are guarantors under the 2013 Revolving Facility will serve as guarantors for funds borrowed under the 2014 Term Loans. After the Rating Date, if any, PREIT may request that a subsidiary guarantor be released, unless such guarantor becomes obligated in respect of the debt of the Borrower or another subsidiary or owns Unencumbered Property or incurs recourse debt.

The Borrower has the option to increase the maximum amount available under the 5 Year Term Loan, through an accordion option (subject to certain conditions), from $150.0 million to as much as $300.0 million, in increments of $5.0 million (with a minimum increase of $25.0 million), based on Wells Fargo Bank’s ability to obtain increases in commitments from the current lenders or from new lenders.

The Borrower has the option to increase the maximum amount available under the 7 Year Term Loan, through an accordion option (subject to certain conditions), from $100.0 million to as much as $200.0 million, in increments of $5.0 million (with a minimum increase of $25.0 million), based on Wells Fargo Bank’s ability to obtain increases in commitments from the current lenders or from new lenders.

The 2014 Term Loans contain certain affirmative and negative covenants identical to those contained in PREIT’s 2013 Revolving Credit Facility, including, without limitation, requirements that PREIT maintain, on a consolidated basis: (1) Minimum Tangible Net Worth of $1,314,516,000, plus 75% of the Net Proceeds of all Equity Issuances effected at any time after December 31, 2012; (2) maximum ratio of Total Liabilities to Gross Asset Value of 0.60:1, provided that it will not be a Default if the ratio exceeds 0.60:1 but does not exceed 0.625:1 for more than two consecutive quarters on more than two occasions during the term; (3) minimum ratio of Adjusted EBITDA to Fixed Charges of 1.45:1 on or before June 30, 2014, or 1.50:1 thereafter; (4) minimum Unencumbered Debt Yield of 12.0%; (5) minimum Unencumbered NOI to Unsecured Interest Expense of 1.75:1; (6) maximum ratio of Secured Indebtedness to Gross Asset Value of 0.60:1; (7) maximum Investments in unimproved real estate and predevelopment costs not in excess of 5.0% of Gross Asset Value; (8) maximum Investments in Persons other than Subsidiaries, Consolidated Affiliates and Unconsolidated Affiliates not in excess of 5.0% of Gross Asset Value; (9) maximum Mortgages in favor of the Borrower or any other Subsidiary not in excess of 5.0% of Gross Asset Value; (10) the aggregate value of the Investments and the other items subject to the preceding clauses (7) through (9) not in excess of 10.0% of Gross Asset Value; (11) maximum Investments in Consolidation Exempt Entities not in excess of 25.0% of Gross Asset Value; (12) maximum Projects Under Development not in excess of 15.0% of Gross Asset Value; (13) the aggregate value of the Investments and the other items subject to the preceding clauses (7) through (9) and (11) and (12) not in excess of 35.0% of Gross Asset Value; and (14) Distributions may not exceed (A) with respect to our preferred shares, the amounts required by the terms of the preferred shares, and (B) with respect to our common shares, the greater of (i) 95.0% of Funds From Operations (FFO) and (ii) 110% of REIT taxable income for a fiscal year. These covenants and restrictions limit PREIT’s ability to incur additional indebtedness, grant liens on assets and enter into negative pledge agreements, merge, consolidate or sell all or substantially all of its assets and enter into transactions with affiliates. The 2014 Term Loans and the 2013 Revolving Facility are subject to customary events of default and are cross-defaulted with one another.

The 2014 Term Loans also contain an additional covenant that prior to the Rating Date, if any, PREIT may not permit the amount of the Gross Asset Value attributable to assets directly owned by PREIT, PREIT Associates, PRI and the guarantors to be less than 95% of Gross Asset Value excluding assets owned by Excluded Subsidiaries or Unconsolidated Affiliates.

The Borrower may prepay the 5 Year Term Loan at any time without premium or penalty, subject to reimbursement obligations for the lenders’ breakage costs for LIBOR borrowings. The payment of the 7 Year Term Loan prior to its maturity is subject to reimbursement obligations for the lenders’ breakage costs for LIBOR borrowings and a declining prepayment penalty ranging from 3% for one year after closing, to 2% after two years, to 1% after three years and without penalty thereafter.

Upon the expiration of any applicable cure period following an event of default, the lenders may declare all of the obligations in connection with the 2014 Term Loans immediately due and payable, and before the one year anniversary of the effective date, the commitments of the lenders to make further loans, if any, under the 2014 Term Loans would terminate. Upon the occurrence of a voluntary or involuntary bankruptcy proceeding of PREIT, PALP, PRI, any material subsidiary, any subsidiary that owns or leases an Unencumbered Property or certain other subsidiaries, all outstanding amounts would automatically become immediately due and payable and, before the one year anniversary of the effective date, the commitments of the lenders to make further loans will automatically terminate.

PREIT may use the proceeds of the 2014 Term Loans for the repayment of debt, for the payment of development or redevelopment costs and for working capital and general corporate purposes.

Credit Agreement Amendment. Under the amendment, prior to the Rating Date, if any, there is no change to the applicable interest rate grid, and amounts borrowed under the 2013 Revolving Facility bear interest at a rate between 1.50% and 2.05% per annum, depending on PREIT’s leverage, in excess of LIBOR, with no floor. The rate in effect at September 30, 2013 was 1.70% per annum in excess of LIBOR.

If PREIT receives an investment grade credit rating and so notifies the 2013 Revolving Facility lenders, then the Applicable Margin will be determined based on PREIT’s credit rating(s) as follows:

Level	Credit Rating (S&P/Moody’s/Fitch)	Applicable Margin
1	BBB+/Baa1 or better	1.00%
2	BBB/Baa2	1.10%
3	BBB-/Baa1	1.30%
4	Lower than BBB-/Baa1 or not rated	1.70%

If PREIT receives credit ratings from more than one specified rating agency and the ratings are not equivalent, then the applicable level will be determined as set forth in the amendment based on the total number of credit ratings that PREIT has received, which rating agency issued the rating and the levels of such ratings.

Prior to the Rating Date, if any, the unused portion of the 2013 Revolving Facility is subject to a fee of 0.30% per annum. After such date, a fee is payable based on the amount of the commitments of the lenders, whether or not utilized, multiplied by a per annum rate as follows:

Level	Facility Fee
1	0.15%
2	0.20%
3	0.30%
4	0.35%

Prior to the Rating Date, if any, PREIT and the subsidiaries of PREIT that either (1) account for more than 2.5% of adjusted Gross Asset Value (other than an Excluded Subsidiary), (2) own or lease an Unencumbered Property, or (3) own, directly or indirectly, a subsidiary described in (2) will serve as guarantors for funds borrowed under the 2013 Credit Facility. After the Rating Date, if any, PREIT may request that a subsidiary guarantor be released, unless such guarantor becomes obligated in respect of the debt of the Borrower or another subsidiary or owns Unencumbered Property or incurs recourse debt.

The amendment adds a covenant that prior to the Rating Date, if any, PREIT may not permit the amount of the Gross Asset Value attributable to assets directly owned by PREIT, PREIT Associates, PRI and the guarantors to be less than 95% of Gross Asset Value excluding assets owned by Excluded Subsidiaries or Unconsolidated Affiliates.

The amendment adds that the 2013 Revolving Facility and the 2014 Term Loans are cross-defaulted with one another.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pennsylvania Real Estate Investment Trust

Date: December 31, 2013	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel